EXHIBIT 10.44

STOCKHOLDERS’ AGREEMENT

        THIS STOCKHOLDERS’ AGREEMENT (the “Agreement”) dated as of August 7, 2000 by and among SanDisk Corporation, a Delaware corporation (“SanDisk”), Photo-Me International, Plc. (“PMI”), a corporation organized under the laws of England and Wales (each referred to herein as a “Stockholder” and together as the “Stockholders”), and DigitalPortal Inc., a Delaware corporation (the “Company”).

RECITALS

        WHEREAS, SanDisk holds 50% of the outstanding Common Stock of the Company; and

        WHEREAS, PMI holds 50% of the outstanding Common Stock of the Company;

        WHEREAS, the parties to this Agreement desire to make certain provisions for the management and regulation of the Company’s affairs and to establish the rights and obligations of each of the Stockholders;

        NOW, THEREFORE, in consideration of the mutual covenants contained herein and the mutual benefits to be derived herefrom, the parties agree that:

        1.  Certain Definitions. In addition to defined terms appearing throughout this Agreement, the following capitalized terms shall have the following meanings, unless otherwise indicated:

              “Affiliate” of a party means a corporation, partnership or other entity which is (a) a direct or indirect wholly-owned subsidiary entity of such party, (b) such party’s ultimate parent entity or (c) a direct or indirect wholly-owned subsidiary entity of such party’s ultimate parent entity.

              “Definitive Agreement” means that certain Definitive Agreement to Form Vending Business, dated as of even date herewith, to which the Stockholders are parties and to which this Agreement is an Exhibit.

              “Dividend Payment” means dividends (in cash, property or obligations) on, or other payments or distributions on account of, or the setting apart of money for a sinking or other analogous fund for, or the purchase, redemption, retirement or other acquisition of, any Stock of any class of capital stock of the Company, or of any warrants, options or other rights to acquire the same.

              “Fair Market Value” means, *.

              “Interested Party” means each Person who, as a result of an Involuntary Transfer, has an interest in Stock previously owned by a Stockholder, including (as applicable) the affected Stockholder’s estate, personal representative, spouse or successor.

              “Involuntary Transfer” means any transfer of Shares owned by a Stockholder or a Permitted Transferee pursuant to Section 2(b)(iv) below that results from (a) an involuntary transfer resulting from a bankruptcy or similar proceeding affecting such Stockholder; or (b) a foreclosure or similar exercise of remedies in respect of a pledge of Shares.

              “Person” means any individual, corporation, partnership, trust or other entity.

              “Voluntary Transfer” means any sale, pledge or other transfer of Shares by a Stockholder, except (a) a bona fide pledge to secure a loan to such Stockholder, but only if the pledgee agrees in writing to accept such pledge subject to the terms of this Agreement; or (b) an Involuntary Transfer.

CERTAIN INFORMATION IN THIS EXHIBIT HAS BEEN OMITTED AND FILED SEPARATELY WITH THE COMMISION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.

        *INDICATES THAT CERTAIN INFORMATION ON THIS PAGE HAS BEEN OMITTED AND FILED SEPARATELY WITH THE COMMISSION PURSUANT TO RULE 24b-2. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.

              “Board of Directors” or “Board” means the board of directors of the Company.

              “Common Stock” or “Stock” means the Common Stock, par value $0.001 per share, of the Company.

              “Exchange Act” means the Securities Exchange Act of 1934, as amended.

              “Initial Public Offering” means the closing of the initial public offering of Common Stock pursuant to a registration statement declared effective under the Securities Act, except that an Initial Public Offering shall not include an offering made in connection with an employee benefit plan.

              “Person” means any individual, corporation, partnership, joint venture, association, joint stock company, trust, unincorporated organization or government or any agency or political subdivision thereof.

              “Restricted Period” means the period commencing on the date hereof and ending upon the closing of the Initial Public Offering.

              “Securities Act” means the Securities Act of 1933, as amended.

              “Transfer” of shares of Common Stock of any Person shall mean the sale, assignment or transfer, directly or indirectly, of such shares (including by a pledge, assignment, encumbrance or security interest that gives the pledgee, assignee or secured party, upon the occurrence or non-occurrence of an event, the right to acquire such shares or to require that such shares be sold, but not, in any event, including any “negative pledge” or similar type covenant); however, a “Transfer” by a Person shall not include a transfer to any Person by reason of a merger of such Person into such other Person or a consolidation of such Person with such other Person (“Excluded Transaction”).

        2.  Recitals Correct. Each of the parties to this Agreement acknowledges and declares that the foregoing Recitals, insofar as they relate to it, are true and correct both in substance and in fact, and constitute representations and warranties which shall survive the execution of this Agreement and the completion of the actions which it contemplates.

        3.  Board of Directors.

              (a)  The Board of Directors shall have the rules of operation, powers, duties and responsibilities set forth in the Certificate of Incorporation and the Bylaws of the Company and shall provide overall policy direction and supervision of the affairs of the Company. Directors of the Company may, but need not, be officers or employees of the Company or its stockholders or their respective Affiliates.

              (b)  During the Restricted Period, the Stockholders agree that they shall vote all of the shares of Stock now or hereafter owned by them, whether beneficially or otherwise and shall take or cause to be taken all such action as may be required from and after the date hereof:

              (i)  to establish and maintain the size of the Board of Directors at an even number of directors;

              (ii)  to maintain the quorum and voting requirements of the Board of Directors in accordance with the Bylaws;

              (iii)  to cause the Board of Directors to meet at least quarterly, with at least one meeting per year in Grenoble, France and one meeting per year in Sunnyvale, CA, USA.

              (iv)  to cause the Bylaws, unless otherwise required by law, to be consistent with the Definitive Agreement.

        4.  Election of Directors. During the Restricted Period, the Stockholders agree that they shall vote all of the shares of Stock now or hereafter owned by them, whether beneficially or otherwise in the following manner:

              (a)  Except as otherwise provided in this Agreement, at any annual or special meeting called, or any other action taken, for the purpose of electing directors to the Company’s Board of Directors, the Stockholders agree to vote all of their Stock so as always to elect as directors the following designated nominees: 50% of the total authorized number of directors to be representatives designated by PMI (or its assignee as provided in Section 6 hereof) and 50% of the total authorized number of directors to be representatives designated by SanDisk (or its assignee as provided in Section 6 hereof).

              (b)  Either party may remove one or all of its designated directors at any time and designate one or more new directors to fill the vacancy or vacancies caused by such removal in accordance with Section 4 (c) below.

              (c)  In the event of any vacancy on the Board of Directors for any reason, the Stockholders will vote their Stock to fill such vacancy with a nominee designated by the Stockholder or the assignee of the Stockholder who designated the person who held the directorship so vacated.

        5.  Election of Chairman. During the Restricted Period, the Stockholders agree that they shall vote all of the shares of Stock now or hereafter owned by them, whether beneficially or otherwise in the following manner:

              (a)  At any annual or special meeting called, or any other action taken, for the purpose of electing a chairman of the Company’s Board of Directors, the Stockholders agree to vote all of their Stock so as always to elect as chairman a nominee designated by SanDisk in even years and a nominee designated by PMI in odd years.

              (b)  In the event of a vacancy of the chairmanship, the Stockholders will vote their Stock to fill such vacancy with a nominee designated in the same manner as the person who held the chairmanship so vacated.

        6.  Assignment of Designation Rights. With respect to Transfers (other than to the Stockholders), unless the other Stockholder consents to a transfer of such rights to a third party transferee, the rights to designate directors and the chairman pursuant to Sections 4 and 5 hereof shall remain with a Stockholder so long as such Stockholder retains at least * of the outstanding Stock of the Company. Notwithstanding Section 4(a) to the contrary, in the event that a Stockholder acquires more than * of the outstanding Stock of the Company, the right to designate directors pursuant to Section 4(a) shall be adjusted so that the percentage of directors designated by each Stockholder is proportionate to such Stockholder’s percentage ownership of outstanding Stock shall be rounded up for the purpose of determining the number of directors it is entitled to designate; provided, that for so long as a Stockhold er owns at least * of the outstanding Stock of the Company, such Stockholder shall be entitled to designate one director. Any shares transferred by any Stockholder to any third party shall not be deemed to be owned by such Stockholder for purposes of calculating the number of directors to be designated by such Stockholder. In the event that the number of nominees which a Stockholder is entitled to designate is reduced pursuant to this Section, the Stockholder shall cause the appropriate number of directors to resign.

        7.  Restrictions on Transfer of Common Stock. During the Restricted Period or three years from the date of this Agreement, whichever occurs first, the Stockholders shall not Transfer or dispose of any of their respective shares of Stock or any portion thereof, except as part of an Excluded Transaction or if the other Stockholder consents in writing thereto. Thereafter, the Stockholders may Transfer or dispose of any of their respective shares of Stock, provided that (a) any such Transfer or disposition is in full compliance with Section 8 below or is part of an Excluded Transaction; (b) the other Stockholder consents in writing thereto; or (c) the Transfer is to an Affiliate and  the assignee agrees in writing, in form and substance reasonably satisfactory to the Company, to be bound by this Agreement and all obligations of the transferring Stockholder pursuant to the Definitive Agreement. Th e Company shall not be required to recognize any such assignment, until the certificate representing such Stock and the accompanying stock transfer power has been delivered to the Company for recordation. Any purported assignment, sale, exchange, pledge, or other disposition or hypothecation of Stock of the Company which does not comply with the provisions of this Section shall be null and void ab initio and ineffective against the Company and the other Stockholder.

        *INDICATES THAT CERTAIN INFORMATION ON THIS PAGE HAS BEEN OMITTED AND FILED SEPARATELY WITH THE COMMISSION PURSUANT TO RULE 24b-2. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.

        8.  Rights of First Refusal and Purchase.

              (a)  Rights of First Refusal on Voluntary Transfers. Subsequent to three years from the date of this Agreement, if no Initial Public Offering has closed, with respect to any transaction, other than an Excluded Transaction, and subsequent to the closing of the Initial Public Offering, with respect to any private transaction, other than a sale made pursuant to Rule 144 or Rule 144k or an Excluded Transaction, any Stockholder (the “Selling Stockholder”) intending to sell all or a portion of his Stock and thereby effect a Voluntary Transfer to any person other than in a transfer authorized by Section 7, shall make such sale or Transfer on the following terms:

                     (i)  Notice of Sale. The Selling Stockholder will deliver a written notice (the “Notice of Sale”) to the Company and the other Stockholder (the “Other Stockholder”) describing the proposed Voluntary Transfer. The Notice of Sale will include (i) a statement of the Selling Stockholder’s bona fide intention to sell or transfer Stocks; (ii) the name and address of the proposed transferee (the “Buyer”); (iii) the type and number of shares to be sold or transferred (the “Offered Stock”); (iv) the per share purchase price, which must be in cash; (v) the other material terms and conditions of the proposed sale and (vi) expected date of closing.

                     (ii)  Other Stockholder’s Option. The Notice of Sale will constitute an irrevocable offer by the Selling Stockholder to sell to the Other Stockholder the Offered Stock on the same per share terms and conditions stated in the Notice of Sale. The Other Stockholder may accept such offer, in whole only by delivering to the Selling Stockholder written notice of its irrevocable election to accept such offer within 30 days after delivery of the Notice of Sale. If the Other Stockholder has not elected to purchase all of the Offered Stock, by the end of such 30-day period, the Selling Stockholder will be free to sell or transfer the Offered Stock to the Buyer at a price or on terms no more favorable to the Buyer than described in the Notice of Sale, within 30 days after the expiration of such 30 day period. If the sale to the Buyer is not so c onsummated, the terms of this Section will again be applicable to any sale or transfer of Stock by such Selling Stockholder.

                     (iii)  Closing. If the Other Stockholder elects to purchase Offered Stock, the closing of the purchase and sale will occur on the 30th day following expiration of the Other Stockholder’s option (or such earlier date as may be agreed among the purchasing and selling parties). At such closing, the purchasers will deliver (by wire transfer or as otherwise specified in the Notice of Sale) the consideration payable to the order of the Selling Stockholder, against delivery by the Selling Stockholder of certificates evidencing the Offered Stock being so purchased, free and clear of all liens, claims and encumbrances (other than this Agreement) and endorsed in good form for transfer.

              (b)  Rights of Purchase on Involuntary Transfers. Upon any Involuntary Transfer of Stock affecting a Stockholder (the “ Former Stockholder”), each Interested Party will comply with the following provisions:

                     (i)  Notice of Involuntary Transfer. The Interested Party will deliver a written notice (the “Notice of Involuntary Transfer”) to the Company and the Other Stockholder no later than 30 days after such Involuntary Transfer. The Notice will include (i) a description of the circumstances resulting in the Involuntary Transfer; (ii) the name and address of the Interested Party; and (iii) the number of shares of Common Stock subject to such Involuntary Transfer.

                     (ii)  Other Stockholders’ Option. The Notice of Involuntary Transfer will constitute an irrevocable offer by the Interested Party to sell the Common Stock at Fair Market Value to the Other Stockholder. The Other Stockholder may elect to accept such offer by delivering to the Interested Party written notice of their irrevocable election to accept such offer within 30 days after delivery of the Notice of Involuntary Transfer.

                     (iii)  Closing. If the Other Stockholder elects to purchase Stock pursuant to this Section 3, the closing of the purchase and sale will occur on the 40th day following delivery of the Notice of Involuntary Transfer (or such earlier date as may be agreed among the purchasing and selling parties). At such closing, the purchaser will deliver by wire transfer the consideration payable to the order of the Interested Party, against delivery by the Interested Party of certificates evidencing the Stock being so purchased, free and clear of all liens, claims and encumbrances (other than this Voting Agreement) and endorsed in good form for transfer.

              (c)  Merger or Consolidation. The merger or consolidation by a Stockholder with another corporation shall be considered a Transfer or assignment of Stock, unless the Stockholder is the survivor of such merger or consolidation.

        9.  Procedures Upon Deadlock to Adopt Business Plan. Effective upon the completion of the second year anniversary of the filing of the Articles of the Corporation, and only for the period during which PMI and SanDisk are the only two Stockholders of the Corporation, and further provided the Corporation has not closed an IPO, the parties agree with respect to any deadlock of the Board of Directors to adopt a revised Business Plan as follows:

              (a)  If the Board of Directors deadlock on the adoption of a annual Business Plan, or fail to act to adopt a Business Plan, * of the year preceding the year for which the Business Plan is to be adopted and do not unanimously agree to continue discussions for one or more * day periods in order to adopt a new Business Plan, the Approval Agents shall promptly contact one another by telephone to conduct one or more conversations to endeavor to resolve the matter so to enable the Board of Directors to adopt an annual Business Plan.

              (b)  If agreement is reached by the Approval Agents, the mutually agreeable resolution shall be implemented by the Corporation. Should no solution be agreed upon within thirty (30) days after the matter has first been discussed by the Approval Agents, and the Approval Agents do not agree in writing to extend their discussions in order to resolve the dispute for one or more additional 30 day periods, or arrive at such other written agreement to resolve the matter, then within ten days following the end of such period, either party may submit the matter to non-binding mediation in accordance with Section (i), below

              (c)  If agreement is reached as a result of such mediation process, then the mutually agreeable resolution shall be implemented by the Corporation. Should no solution be agreed upon as a result of such mediation process, then, within ten (10) days following the conclusion of such mediation process, either Stockholder may elect by written notice to the other Stockholder to declare a deadlock (“Deadlock”) and request a valuation of the Corporation pursuant to the procedures set forth in Section (f).

              (d)  Within ten (10) days after the results of the valuation referred to in Section (f) are made available, either Stockholder (the “Selling Stockholder”) may submit to the other Stockholder (the “Buying Stockholder”) a written irrevocable notice (the “Deadlock Selling Notice”) stating that the Selling Stockholder offers to sell to the Buying Stockholder, the Selling Stockholder’s Shares for a cash purchase price equal to the Fair Market Value of the Corporation, as determined in such valuation, multiplied by the Selling Stockholder’s fraction of ownership of the Corporation’s issued. shares of Common Stock owned by the Selling Stockholder.

              (e)  The Buying Stockholder may accept such offer by written response within 45 days of receipt of the Deadlock Selling Notice indicating that it elects to purchase the Shares of the Selling Stockholder. If the Buying Stockholder declines to exercise its right to purchase the Shares of the Selling Stockholder pursuant to this Section (f) or fails to respond (or if both Stockholders submit Deadlock Selling Notices), the Stockholders shall immediately take all steps necessary to sell the assets of, or cause the liquidation and dissolution of, the Corporation.

              (f)  If either Stockholder declares a Deadlock and requests a valuation of the Corporation pursuant to Section (c), such Stockholder may initiate a determination of the Corporation’s Fair Market Value in accordance with this Section (f). Such valuation shall be made by a single appraiser appointed jointly by both Stockholders or, in lieu thereof, by two appraisers, one of which will be appointed by each Stockholder. Such appraiser or appraisers shall be knowledgeable in the area of the Vending Business. If the Stockholders have not mutually selected the appraiser within twenty (20) days of receipt of the notice pursuant to this Section (f), each Stockholder shall select an appraiser and such two persons shall act as the appraisers; provided, however, that if, within twenty (20) days of receipt of such notice, either Stockholder has selected an appraiser while the other h as not, then the person so selected shall act as the sole appraiser. If two appraisers are selected, they will be instructed to reach a joint determination if feasible. Once the appraiser or appraisers have been selected, each Stockholder will submit to the appraiser or appraisers in writing, within thirty (30) days of such selection, such Stockholder’s estimate of the Fair Market Value of the Corporation, together with such supporting information justifying such value as the submitting Stockholder determines appropriate. After receipt of such information, the appraiser or appraisers shall furnish such information on a confidential basis to the non-providing Stockholder which will have

        *INDICATES THAT CERTAIN INFORMATION ON THIS PAGE HAS BEEN OMITTED AND FILED SEPARATELY WITH THE COMMISSION PURSUANT TO RULE 24b-2. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.

ten days to respond in writing to such information. The Fair Market Value of the Corporation shall be the amount determined by the appraiser (if there is only one appraiser) or the average of the amounts determined by the appraisers (if there are two appraisers); provided, that if the higher of such amounts exceeds the lower of such amounts by more than * of the lower of such amounts, then the two appraisers shall, as promptly as practicable, select a third person to act as appraiser to determine the fair market value within the range of the two amounts previously determined. Such determination of Fair Market Value by the appraiser or appraisers initially appointed shall be made and advised to both Stockholders not later than forty-five (45) days from the selection of the appraiser or appraisers and shall be final and binding unless a third appraiser is required to be appointed. Such determination by the third appraiser shall be made and advised to both Stockholders not earl ier than ten (10) days nor later than twenty (20) days from the selection of such appraiser and shall be final and binding. In making such determination the appraiser or appraisers may request additional information from the Stockholders and may hold sessions with the Stockholders, provided that no communications may be on an ex parte basis. The fees and expenses of any appraiser shall be paid by the Stockholder selecting such appraiser, except that the fees and expenses of a single, jointly selected appraiser or the third appraiser (if necessary) shall be paid by the Selling Stockholder. All other costs and expenses of the valuation procedure will be borne by the Stockholder incurring such cost or expense.

              *

              (g)  The closing of any purchase Shares by a Buying Stockholder shall take place not later than thirty (30) days after its acceptance to purchase the shares offered pursuant to the Deadlock Selling Notice, except that such period shall be extended as necessary in order to comply with any governmental order or ruling. The Buying Stockholder shall pay for the Selling Stockholder’s Shares being acquired by wire transfer of immediately available funds to an account specified by the Selling Shareholder. The Selling Stockholder shall execute all documents necessary to effect the conveyance of such interest in the Corporation, free and clear of all liens, to the Buying Stockholder. In addition, the Stockholders shall enter into an indemnity and release agreement in a form reasonably satisfactory to each Stockholder indemnifying and holding harmless the Selling Stockholder and its Affiliates for liabilities or claims made after the date of the purchase and sale under any guarantees or other agreements supporting the obligations of the Corporation which may have been extended by the Selling Stockholder or any of its Affiliates.

              (h)  Upon the liquidation of the Corporation, the Stockholders shall proceed as promptly as practicable to (i) wind-up the affairs of the Corporation and satisfy the Corporation’s liabilities and (ii) dispose of the Corporation’s assets as promptly as practicable consistent with obtaining the full Fair Market Value of the Corporation, preferably, to the extent it is commercially practicable to do so, by selling the Corporation as a going concern; provided, however, neither Stockholder shall be under any obligation to extend the terms of any Transaction Document or to offer to enter into any other agreement with a prospective purchaser of the Corporation for the purchase or sale of goods or services or the use of facilities or any other business arrangement. Upon the completion of the liquidation of the Corporation, a Certificate of Dissolution shall be filed in the Office of the Secretary of State of Delaware.

(i)  Either SanDisk or PMI may request non-binding mediation in accordance with Section (b) before a single mediator with expertise in intellectual property licensing transactions selected by mutual agreement of the parties or appointed by JAMS in San Francisco, California. The mediation session will be held in San Francisco, California within thirty (30) days following the request and shall be attended by the Approval Agents or such other representatives of SanDisk and PMI who have full settlement authority. The parties will follow the recommendation of the mediator regarding the agenda most likely to resolve the dispute. The parties will participate in the mediation in good faith, and will share equally in its costs. All offers, promises, conduct and statements, whether oral or written, made in the course of the mediation by any of the parties, their agents, employees, experts and attorneys, and by the mediator and any JAMS employees, are confidential, privileged and in admissible for any purpose, including impeachment, in any litigation or other proceeding involving the parties, provided that evidence that is otherwise admissible or discoverable shall not be rendered inadmissible or non-discoverable as a result of its use in the mediation. The provisions of this clause may be enforced by any court of competent jurisdiction, and the party seeking enforcement shall be entitled to an award of all costs, fees and expenses, including attorneys fees, to be paid by the party against whom enforcement is ordered.

        *INDICATES THAT CERTAIN INFORMATION ON THIS PAGE HAS BEEN OMITTED AND FILED SEPARATELY WITH THE COMMISSION PURSUANT TO RULE 24b-2. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS

        10.  Guarantee. Each Stockholder agrees that, in the event that shares are transferred to an Affiliate of such Stockholder, such Stockholder shall unconditionally and irrevocably guarantee the obligations of the Affiliate hereunder.

        11.  Covenants of the Company. The Company covenants and agrees with each of the Stockholders as follows:

              (a)  Dividend Payments. The Company shall declare an annual dividend to the Stockholders on a pro rata basis consisting of all net profits less allocations to research, development, reserves and other items approved by the Board and the Approval Agents (as defined in the Definitive Agreement dated as of even date herewith, to which this Agreement is an Exhibit). The Company will not, nor will the Company permit any of its Subsidiaries to, declare or make any Dividend Payment at any time unless such Dividend Payment is made on a pro rata basis to each Stockholder of the Company. Nothing herein shall be deemed to prohibit the payment of dividends by any subsidiary of the Company to the Company or to any other subsidiary of the Company.

              (b)  Restricted Loans and Advances. The Company will not, nor will the Company permit any of its subsidiaries to, make any loan or advance to any of the Stockholders of the Company or to any of their respective Affiliates, unless such loans or advances are made on a pro rata basis to each of the Stockholders of the Company and approved by the Board of Directors.

              (c)  Business Activities. The Company will not engage in any business other than as provided in the Business Plan approved by the Board of Directors.

              (d)  Consolidation, Merger or Disposition of Assets as an Entirety; Sale of Material Assets. The Company will not consolidate or merge with, or sell, lease, assign, transfer or otherwise dispose of its assets as an entirety or substantially as an entirety or any material portion thereof, whether in a single transaction or a series of transactions, to any person unless (i) in the case of a merger or consolidation, each Stockholder receives on a pro rata basis the same form and amount of consideration, and (ii) in the case of a sale, lease, assignment, transfer or other disposition of the Company’s assets as an entirety or substantially as an entirety or any material portion thereof, the Company distributes the proceeds therefrom to the Stockholders on a pro rata basis.

        12.  Initial Public Offering. In the event that the Board approves an Initial Public Offering, the Stockholders will enter into such underwriting agreements and documents, including without limitation, indemnification or contribution agreements and lock-up agreements, as the managing underwriter shall deem reasonably necessary or appropriate to facilitate the completion of the Initial Public Offering.

        13.  Duration of Agreement. This Agreement shall terminate upon the earlier of (i) the consummation of a sale of all the capital stock of the Company, the merger of the company with or into another entity or the sale of all or substantially all of the assets of the Company (an “Approved Sale”), (ii) the closing of an Initial Public Offering or (iii) ten (10) years from the date hereof. The rights and obligations of each Stockholder under this Agreement shall terminate as to such Stockholder upon the Transfer of all Stock owned by such Stockholder in compliance with the terms and conditions of this Agreement (but nothing shall relieve such Stockholder from a claim for damages for a breach prior to such Transfer). Notwithstanding the termination of this Agreement upon an Initial Public Offering, either Stockholder may nonetheless continue to enforce Section 8 of this Agreement with respect to transfers of Securities. The Company shall imprint such legends on any certificates evidencing Stock outstanding prior to the date hereof or issued hereafter. The legends set forth below shall be removed from the certificates evidencing any Stock which ceases to be Stock subject to this Agreement or which may be transferred pursuant to Rule 144(k) under the Securities Act, as appropriate.

        14.  General Provisions.

              (a)  Notices; Addresses. Any notice, communication, payment or demand required or permitted to be given or made hereunder shall be in writing and will be deemed to have been given or made for all purposes if (i) delivered personally (effective upon delivery), (ii) sent by an international overnight delivery service (effective one day after delivery to such delivery service), or (iii) sent by telecopy (effective upon confirmation of transmission), in each addressed as indicated in the stock transfer records of the Company.

              (b)  Legend on Certificates. All certificates representing the Stock of Common Stock shall bear the following legend:

            THESE SECURITIES ARE NOT REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), OR ANY STATE SECURITIES LAW AND MAY NOT BE SOLD OR TRANSFERRED UNLESS (A) A REGISTRATION STATEMENT COVERING THESE SECURITIES IS EFFECTIVE UNDER THE ACT OR (B) THE TRANSACTION IS EXEMPT FROM REGISTRATION UNDER THE ACT AND ANY APPLICABLE STATE SECURITIES LAW AND, IF THE CORPORATION REQUESTS, AN OPINION SATISFACTORY TO THE CORPORATION TO SUCH EFFECT HAS BEEN RENDERED BY COUNSEL SATISFACTORY TO THE CORPORATION.

            THE SHARES OF CAPITAL STOCK REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO A STOCKHOLDERS’ AGREEMENT DATED AS OF AUGUST 7, 2000, AND ARE TRANSFERABLE ONLY IN ACCORDANCE WITH THE PROVISIONS OF SUCH AGREEMENT. NO SALE, PLEDGE, HYPOTHECATION OR OTHER DISPOSITION OF ANY SHARES OF COMMON STOCK OF THE CORPORATION REPRESENTED BY THIS CERTIFICATE IN CONTRAVENTION OF THE TERMS OF SUCH AGREEMENT SHALL BE VALID OR EFFECTIVE.

              (c)  Deposit of Agreement With Stock Transfer Records. The Company shall cause a copy of this Agreement to be deposited with the stock transfer records of the Company and to be retained there during the term of this Agreement.

              (d)  Severability of Provisions. If any article, section or any portion of any section of this Agreement is determined to be unenforceable or invalid by the decision of any court of competent jurisdiction, which determination is not appealed or appealable, for any reason whatsoever, the unenforceable provision shall be construed as narrowly as possible so as to minimize the adverse impact upon the terms of this Agreement, such unenforceability or invalidity shall not affect the enforceability or validity of the remaining portions of this Agreement, and such unenforceable or invalid article, section or portion thereof shall be severed from the remainder of this Agreement.

              (e)  Dispute Resolution. All disputes arising in connection with this Agreement shall be finally settled under the Rules of Arbitration of the International Chamber of Commerce by one or more arbitrators appointed in accordance with the said Rules. The arbitration shall take place in New York, New York and shall be conducted in the English language. The parties hereby agree to the enforceability of any judgements worldwide and to the authority of the arbitrator to award injunctive relief.

              (f)  Governing Law. This Agreement shall in all respects be construed according to the laws of the State of California, without regard to the conflict of laws principles thereof.

              (g)  Equitable Relief. Each party to this Agreement acknowledges and agrees that the remedy at law for any breach of any of the terms of this Agreement would be inadequate, and agrees and consents that temporary and permanent injunctive and other equitable relief may be granted in any proceeding which may be brought to enforce any provision hereof, including specific performance with such other equitable relief, without the necessity of proof of actual damage or inadequacy of legal remedy.

              (h)  Amendment. No provision of this Agreement may be amended, supplemented, waived, discharged or terminated except by a written instrument signed by all of the parties hereto.

              (i)  Waivers. No waiver of any breach of default hereunder shall be considered valid unless in writing and signed by the party giving such waiver, and no such waiver shall be deemed a waiver of any subsequent breach or default of the same or similar nature.

              (j)  EXCEPT AS OTHERWISE PROVIDED IN THIS AGREEMENT, NEITHER PARTY SHALL BE RESPONSIBLE OR LIABLE TO THE OTHER FOR LOST PROFITS, OR LOST BUSINESS OPPORTUNITIES OR FOR INDIRECT, SPECIAL, PUNITIVE OR CONSEQUENTIAL DAMAGES ARISING OUT OF OR IN CONNECTION WITH PERFORMANCE OF WORK PROVIDED FOR UNDER THIS AGREEMENT OR FOR TERMINATION OF THIS AGREEMENT AS PROVIDED FOR HEREIN.

              (k)  Additional Assurances. Each party to this Agreement shall sign such further and other papers, cause such meetings to be held, resolutions passed and bylaws enacted, exercise their vote and influence and do and perform and cause to be done and performed such further and other acts as may be necessary or desirable to implement the provisions of this Agreement.

              (l)  Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed an original and all of which together shall constitute one and the same instrument.

              (m)  Binding Effect. Subject to subsection (l) below, each and all of the covenants, terms, provisions and agreements contained herein shall inure to the benefit of and be binding upon the parties hereto, their respective receivers, trustees, administrators, legal or personal representatives, and, to the extent permitted by this Agreement, their respective successors and assigns.

              (n)  Effectiveness. This Agreement shall be effective as to each Stockholder who is a signatory upon the acquisition by such Stockholder beneficially and of record of any issued and outstanding Stock of Common Stock of the Company and shall apply to all Stock of Common Stock owned beneficially and of record by such Stockholder, whether now owned or subsequently acquired.

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        IN WITNESS WHEREOF, PMI and SanDisk have caused this Agreement to be executed by their duly authorized officers as of the date first set forth above.

PHOTO-ME INTERNATIONAL, PLC
By:	/S/ Serge Crasnianski

Name: Serge Crasnianski Title: Chief Executive Officer

SANDISK CORPORATION
By:	/S/ Eli Harari

Name: Eli Harari Title: President

DIGITALPORTAL INC.
By:	/S/ Nelson Chan

Name: Nelson Chan Title: President and Chief Executive Officer